SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                PREMIUMWEAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                PREMIUMWEAR, INC.
                                 5500 FELTL ROAD
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1999

                               ------------------

To All Holders of Common Stock:

     The Annual Meeting of Shareholders of PremiumWear, Inc. will be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, MN 55439, on Wednesday, May 19, 1999 at 3:30 p.m., Central Daylight Time, for the following purposes:

     1. To elect three directors to serve a three-year term and two directors to serve a two-year term.

     2.   To ratify and approve the adoption of the Company's 1999 Stock Plan.

     3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 25, 1999 are entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in "street name," i.e. through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the meeting, should you desire to do so.


                                        By Order of the Board of Directors


                                        /s/ John R. Houston


                                        John R. Houston, SECRETARY


Minneapolis, Minnesota
April 8, 1999


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY OR, IF YOU WISH, YOU MAY SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
--------------------------------------------------------------------------------

                                PREMIUMWEAR, INC.
                                 5500 FELTL ROAD
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                                 PROXY STATEMENT

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PremiumWear, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, MN 55439, on Wednesday, May 19, 1999 at 3:30 p.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 8, 1999.

     There were outstanding at the close of business on March 25, 1999, the record date for shareholders entitled to notice of and to vote at the meeting, 2,581,422 shares of Common Stock, and each of such shares is entitled to one vote at the meeting. Only shareholders of record at the close of business on March 25, 1999 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. This year, proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Delaware law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting of Shareholders in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees, FOR the adoption of the 1999 Stock Plan, and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting of Shareholders.

     The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the election of directors (elected by a plurality of votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered (approved by a majority of shares represented at the Annual Meeting and entitled to vote), abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on all matters being considered at this Annual Meeting.

     Each proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting of Shareholders and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures in which case the later vote will be recorded and the earlier vote revoked. Record holders wishing to vote by telephone or through the Internet should note that they must do so before noon on Tuesday, May 18, 1999. After that time, telephone and Internet voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy after such time must submit a signed proxy card or vote in person.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors, each director serving a three-year term. Approximately one-third of the directors belong to each class. The Board of Directors is seeking shareholder election of three directors: Messrs. Keith A. Benson and Thomas D. Gleason whose term expires this year and Mr. Alan W. Kosloff who was appointed to the class whose term expires this year in October 1998. If elected, their terms will expire in 2002. The Board of Directors is also seeking shareholder election of two nominees for director, Timothy C. Klouda and David E. Berg, who were nominated by the Board to the class of directors whose term expires in 2001. Mr. Klouda was nominated to the Board in connection with the acquisition by the Company on March 25, 1999 of Klouda-Lenz, Inc., the company in which Mr. Klouda was the founder, director and executive officer.

     The Company believes that each nominee will be able to serve; but should he be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

     Information regarding Messrs. Benson, Gleason, Kosloff, Berg and Klouda and other incumbent directors and their principal occupations are set forth below, based upon information furnished to the Company by such persons. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

                                                                                   DIRECTOR
NAME AND AGE                     PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS        SINCE
------------                  --------------------------------------------------   --------
NOMINATED FOR A TERM ENDING IN 2002:

Keith A. Benson (55)          Vice Chairman, Chief Financial Officer and             1993
                              Director of Musicland Stores Corporation and The
                              Musicland Group, Inc. (retail stores).

Thomas D. Gleason (63)        Chairman and Chief Executive Officer of the            1995
                              Company; Vice Chairman of Wolverine World Wide,
                              Inc. (footwear manufacturing and marketing), 1993
                              through April 1996; Chief Executive Officer of
                              Wolverine World Wide, Inc. from 1972 to 1993;
                              Director and non-executive Chairman of United
                              States Leather Co. (leather tanner).

Alan W. Kosloff (58)          Chairman and Chief Executive Officer of Kosloff &      1999
                              Partners, LLC (financial consulting and investment
                              banking) since 1996; from 1976 through 1995, Mr.
                              Kosloff served in various capacities, most
                              recently as Chairman, President and CEO, at
                              American Marketing Industries, Inc., a private
                              company in the corporate promotional
                              products/advertising specialty industry with
                              incentive and premium apparel.

NOMINATED FOR A TERM ENDING 2001:

Timothy C. Klouda (46)        Founder in 1986, director and Chief Executive
                              Officer of Klouda-Lenz, Inc., an independent sales
                              representative for the Company acquired by the
                              Company in March 1999.

David E. Berg (42)            President of the Company since August 1997; Chief
                              Operating Officer of the Company since December
                              1996; Executive Vice President of Sales and
                              Marketing of the Company from May 1995 to August
                              1997; Vice President, National Sales Manager,
                              Retail Division, of the Company from January 1990
                              to October 1993.

                                                                                   DIRECTOR
NAME AND AGE                     PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS        SINCE
------------                  --------------------------------------------------   --------
OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERM EXPIRES IN 2000:

C. Derek Anderson (57)        Senior Managing Partner and director of                1991
                              Plantagenet Capital Management LLC (investment
                              partnership); Director, Anderson Capital
                              Management, Inc. (investment management firm);
                              Director of various private companies.

Mark B. Vittert (51)          Private Investor; Director of Lee Enterprises,         1991
                              Inc. (communi- cations company) and Dave &
                              Busters, Inc. (restaurant and entertainment
                              company).

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND
WHOSE TERM EXPIRES IN 2001:

Gerald E. Magnuson (68)       Of Counsel to Lindquist & Vennum PLLP (law firm);      1982
                              Partner of Lindquist & Vennum PLLP to December
                              1994; Director of Research, Incorporated,
                              Sheldahl, Inc. and WSI Industries, Inc.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast at the Annual Meeting. The four nominees who receive the most votes will be elected director.


BOARD OF DIRECTORS AND COMMITTEE MEETINGS AND MEMBERSHIP

     During the last fiscal year the Board of Directors met seven times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Audit Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Benson (Chairman), Magnuson and Kosloff. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent public accountants regarding internal controls and accounting procedures and management's response to those comments. The Compensation Committee, which met three times during the last fiscal year, is currently comprised of Messrs. Anderson (Chairman), Benson and Vittert. The Compensation Committee approves the compensation arrangements for senior management. The Board of Directors established a Stock Grant Subcommittee of the Compensation Committee, currently comprised of Messrs. Benson and Vittert, for the purpose of granting awards under the 1991 Stock Plan and the new 1999 Stock Plan. The Company does not have a nominating committee. In December 1996, the Board of Directors established a Governance Committee, currently comprised of Messrs. Magnuson (Chairman), Vittert and Gleason, for the purpose of reviewing Board governance and membership matters. The Governance Committee met once during the last fiscal year.


DIRECTOR FEES AND STOCK OPTIONS

     Non-employee members of the Board of Directors receive an annual fee of $6,000 plus $750 for each Board meeting attended in person, $150 for each meeting attended by telephonic conference, $500 for each committee meeting held more than 24 hours before or after a Board meeting and $150 for each committee meeting held within 24 hours of a Board meeting.

     The 1991 Stock Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as a director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms. The 1991 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board. Upon his appointment to the Board of Directors in October 1998, Mr. Kosloff received a discretionary option to purchase 1,000 shares of the Company's Common Stock. The 1999 Stock Plan submitted for shareholder approval at the Annual Meeting will, if adopted, replace the 1991 Stock Plan and contain identical provisions for option grants for non-employee directors.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for fiscal years 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas D. Gleason, the Chief Executive Officer, and to each of the other executive officers of the Company who received more than $100,000 during the last fiscal year (together, the "Named Executives").


                          SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                               ANNUAL COMPENSATION                  COMPENSATION
                                      --------------------------------------   ---------------------
                                                                                       AWARDS
                                                                               ---------------------    ALL OTHER
                                                                OTHER ANNUAL   SECURITIES UNDERLYING   COMPENSATION
PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)(1)  COMPENSATION         OPTIONS(#)           ($)(2)
------------------            ----    ---------    -----------  ------------   ---------------------   ------------
Thomas D. Gleason(3)          1998     180,000        7,501         --                100,000            13,532
Chairman and Chief            1997     180,000           --         --                 40,000            30,389
Executive Officer             1996      66,462           --         --                     --             1,361

David E. Berg                 1998     168,654       25,394         --                 50,000             7,529
President and                 1997     158,077       41,250         --                 20,000             7,158
Chief Operating Officer       1996     150,000           --         --                 15,000             4,028

James S. Bury                 1998     129,000       20,963         --                 30,000             8,585
Vice President of             1997     128,077       34,375         --                 12,000             8,101
Finance and Assistant         1996     125,000           --         --                  5,000             5,322
Secretary

Cynthia L. Boeddeker(4)       1998     109,615       31,517         --                 25,000             4,512
Vice President and            1997      90,000       24,750         --                  8,000             6,211
General Merchandise Manager

------------------
(1) For fiscal 1998, includes $18,750, $15,625 and $11,250 paid pursuant to the hold-in-place agreements to Messrs. Berg and Bury and Ms. Boeddeker, respectively. For fiscal 1997, all bonus amounts represent payments pursuant to the hold-in-place agreements. See "Compensation Committee Report on Executive Compensation -- Annual Incentives" for a discussion of the hold-in-place agreements.

(2) Includes Company contributions to the Company's retirement plan, premiums paid for term life insurance and other payments as described below. For fiscal 1998, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaled $3,600, $3,162, $2,562 and $1,800, respectively. In 1998, the Company also paid profit sharing contributions earned in 1997 of $4,015, $3,373, $3,225 and $2,192, respectively. For fiscal 1997, the Company's contributions to the retirement plan for Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaled $1,212, $3,162, $3,202 and $1,800, respectively. The amounts indicated for Mr. Gleason and Ms. Boeddeker include $22,500 and $2,250, respectively, as compensation to Mr. Gleason and Ms. Boeddeker due to stock option exercises in 1997. In 1997, the Company also paid profit sharing contributions earned in fiscal 1996 to Messrs. Gleason, Berg, Bury and Ms. Boeddeker totaling $1,329, $3,000, $2,500 and $1,748, respectively. For fiscal 1996, the
     Company's contributions to the retirement plan for Messrs. Berg and Bury totaled $3,000 and $3,125, respectively. For fiscal 1996, the Company paid director fees of $25,958 and granted stock options to purchase 15,000 shares to Mr. Gleason prior to his assumption of the position of Chief Executive Officer. The balance, if any, for each year for all Named Executives reflects term life insurance premiums.

(3)  Mr. Gleason was elected Chief Executive Officer on September 9, 1996.

(4)  Ms. Boeddeker's compensation for fiscal 1996 did not exceed $100,000.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Bury effective April 24, 1990. This agreement is for an indefinite term and may be terminated by either party upon 30 days' prior written notice. The agreement provides, among other things, for a lump sum cash severance payment to Mr. Bury in the event of a voluntary or involuntary termination of employment in connection with a change in control of the Company, as defined in the agreement, in an amount equal to the number of months remaining in the two-year period commencing on the first Event (as defined therein) in connection with the change in control, multiplied by one calendar month's base salary, at the highest monthly base salary rate paid at any time during the term of the agreement. The agreement also specifies minimum base salaries to be paid during the term of the agreement. If an Event had occurred at the end of fiscal 1998, Mr. Bury would have received $258,000 pursuant to his employment agreement.


STOCK OPTIONS

     The following table contains information concerning individual grants of stock options under the 1991 Stock Plan to each of the Named Executives during the last fiscal year.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                                                                    AT ASSUMED ANNUAL
                                                      INDIVIDUAL GRANTS                                 RATES OF
                           -----------------------------------------------------------------------     STOCK PRICE
                                             PERCENT OF TOTAL                 MARKET                  APPRECIATION
                               OPTIONS      OPTIONS GRANTED TO                 PRICE                FOR OPTION TERM ($)
                               GRANTED         EMPLOYEES IN       EXERCISE   ON GRANT   EXPIRATION  -------------------
NAME                             (#)            FISCAL YEAR      PRICE ($)   DATE ($)      DATE        5%       10%
----                       --------------   ------------------   ---------   --------   ----------  -------- ---------
Thomas D. Gleason ........      25,000(1)           9.7%           4.875       4.875      3/26/03     33,672    74,406
                                75,000(2)          29.2%           5.125       5.125      5/13/08    241,731   612,595
                               -------             ----                                              -------   -------
                               100,000             38.9%                                             275,403   687,001
                               =======             ====                                              =======   =======

David E. Berg ............      13,000(1)           5.1%           4.875       4.875      3/26/03     17,509    38,691
                                37,000(2)          14.4%           5.125       5.125      5/13/08    119,254   302,213
                               -------             ----                                              -------   -------
                                50,000             19.5%                                             136,763   340,904
                               =======             ====                                              =======   =======

James S. Bury ............       8,000(1)           3.1%           4.875       4.875      3/26/03     10,775    23,810
                                22,000(2)           8.6%           5.125       5.125      5/13/08     70,908   179,694
                               -------             ----                                              -------   -------
                                30,000             11.7%                                              81,683   203,504
                               =======             ====                                              =======   =======

Cynthia L. Boeddeker .....       7,000(1)           2.7%           4.875       4.875      3/26/03      9,428    20,834
                                18,000(2)           7.0%           5.125       5.125      5/13/08     58,016   147,023
                               -------             ----                                              -------   -------
                                25,000              9.7%                                              67,444   167,857
                               =======             ====                                              =======   =======

------------------
(1) Becomes exercisable with respect to 25% of the shares of Common Stock subject to the option on March 26, 1998, 1999, 2000 and 2001.

(2) Becomes exercisable with respect to 20% of the shares of Common Stock subject to the option on November 13, 2003, 2004, 2005, 2006 and 2007. However, 40% of the shares subject to the option may be exercised earlier on or after such time as the last bid price for the Company's Common Stock equals or exceeds $8.00 on any sixty trading days before May 15, 2000. In addition, 100% of the shares subject to the option may be exercised on or after May 15, 2001 if the last bid price for the Company's Common Stock equals or exceeds $10.00 on any 60 trading days before May 15, 2001.

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal 1998 and unexercised options held as of January 2, 1999:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND JANUARY 2, 1999 OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                         OPTIONS AT 1/2/99 (#)            AT 1/2/99 ($)(1)
                                ACQUIRED          VALUE      ---------------------------   ---------------------------
NAME                        ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   ------------   -----------   -------------   -----------   -------------
Thomas D. Gleason ........      20,000           $60,000         6,250        113,750        15,234        291,016
David E. Berg ............          --                --        13,250         56,750        48,547        145,328
James S. Bury ............          --                --         8,000         34,000        29,250         87,125
Cynthia L. Boeddeker .....          --                --         5,750         27,250        20,516         68,422

------------------
(1) Based on a market price of $7.3125 per share of Common Stock on January 2, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board, currently consisting of Messrs. Anderson (Chairman), Benson and Vittert. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1998 and will in fiscal 1999, be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1998 as they affected Mr. Gleason, the Company's Chief Executive Officer, and Messrs. Berg and Bury and Ms. Boeddeker, the executive officers other than the Chief Executive Officer who, for fiscal 1998, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Gleason, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Furthermore, the Company's use of stock options and restricted stock grants reflects the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest and the enhancement of shareholder value. Compensation payments, to the extent possible, are designed to qualify for deductibility under the Internal Revenue Code of 1986, as amended.

     The Company has designed its executive compensation plans around these policies and objectives. The Compensation Committee believes the Company's compensation arrangements consistently meet these goals. The following is a description of the Company's current plans and how each relates to the objectives indicated above.

     BASE SALARY. The Chief Executive Officer generally recommends to the Compensation Committee the annual salary of each officer of the Company (including the Named Executives) other than himself and the Compensation Committee considers and generally approves the salary recommendations. In determining or approving appropriate salary levels, the Compensation Committee considers levels of responsibility, experience, individual performance and internal equity, as well as external pay practices.

     ANNUAL INCENTIVES. During fiscal 1998, the Company maintained a 1998 Bonus Plan for payment of incentive compensation to key managers, including the Named Executives. The Bonus Plan rewards participants for their contributions to the attainment of certain Company goals established for profitability, sales volume and inventory turns during the fiscal year, as well as, to a much lesser degree, achievement of personal objectives for each participant. Incentive payments are based on the level of achievement against those goals. For 1998, Messrs. Gleason, Berg and Bury and Ms. Boeddeker earned

$79,012, $73,104, $55,852 and $48,554, respectively, pursuant to the Bonus Plan, which sums will be paid during fiscal 1999, except for $16,500 with respect to Ms. Boeddeker which was paid in fiscal 1998. In addition, in connection with the Company's 1996 sale of its retail and golf businesses, the Company entered into hold-in-place agreements with certain employees, including the Named Executives (except Mr. Gleason), which provided for payment in the event of termination of employment of varying amounts depending on the employee's job responsibility. The Named Executives were to receive six months base salary if the agreements were triggered. Following the sale of the businesses, the Compensation Committee recommended, and the Board approved, the payment of retention bonuses in substitution for the hold-in-place agreements in amounts equal to 80% of the hold-in-place obligations, payable in three installments during fiscal 1997 and 1998. In fiscal 1998, Messrs. Berg and Bury and Ms. Boeddeker were paid $18,750, $15,625, and $11,250, respectively, as the final installment on these agreements.

     LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers and other key personnel stock options and, on a very selected basis, restricted stock. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options have value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The 1991 Stock Plan allows the grant of incentive stock options and non-qualified stock options. Stock options are awarded consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. To encourage a longer-term perspective, the options are only exercisable over a multiple year period and grants are made at an option price equal to the fair market value of the Common Stock on the date of grant. In granting options, the Named Executive's individual role in contributing to the development and achievement of the Company's strategic planning process and goals are also considered.

     OTHER COMPENSATION PROGRAMS. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a profit sharing plan, pursuant to which the Board of Directors may make annual discretionary contributions, and a 401(k) employee savings plan which allows employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to one-half of the employee's contribution up to 5% of the employee's base salary. In February 1999, the Board of Directors approved a discretionary contribution to the profit sharing plan with regard to fiscal 1998. Other non-cash compensation benefits are provided to the Named Executives, none of which are directly or indirectly tied to Company performance.

     CEO FISCAL 1998 COMPENSATION. Regulations of the SEC require the Company to disclose the Compensation Committee's basis for compensation reported for its Chief Executive Officer in fiscal 1998 and to discuss the relationship between the Company's performance during the last fiscal year and such Chief Executive Officer's compensation. Mr. Gleason's base salary of $180,000 for fiscal 1998 was determined on the same basis as all other executive officers and, as indicated above, Mr. Gleason earned $79,012 of incentive compensation with respect to services rendered in fiscal 1998, determined on the same basis as for the other Named Executives, which sum will be paid in 1999.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

           C. Derek Anderson     Keith A. Benson     Mark B. Vittert

PERFORMANCE GRAPH

     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the New York Stock Exchange to the Russell 3000 Textile Apparel Industry Index and to the Russell 2000 Index. The graph compares the cumulative total shareholder return as of the end of each of the Company's last five fiscal years on $100 invested at the end of fiscal 1993 and assumes reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]

                                      1993           1994           1995           1996           1997           1998
PremiumWear                       $  100.00      $  131.82      $  118.18      $  163.64      $  226.75      $  309.45
Russell 2000                         100.00          98.18         126.10         146.90         179.75         175.17
Russell 3000 Textile Apparel         100.00          94.93         108.97         135.87         148.23         123.09

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 25, 1999 (unless otherwise specified), the beneficial ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, each director, each nominee for director, each Named Executive and by all directors and executive officers as a group. See "Reorganization" for a description of certain restrictions on transfers of Common Stock by holders of 5% or more of the total fair market value of all outstanding Common Stock. Except as otherwise indicated, the shareholders listed in the table have full voting and investment powers with respect to the shares indicated.

                                                 NUMBER OF SHARES         PERCENT OF
                                                BENEFICIALLY OWNED    OUTSTANDING SHARES
                                                ------------------    ------------------
Heartland Advisors, Inc ......................        200,000(1)              7.7%
 790 North Milwaukee Street
 Milwaukee, WI 53202

The Clark Estates, Inc. ......................        196,281(2)              7.6%
 30 Wall Street
 New York, NY 10005 ..........................

C. Derek Anderson ............................        133,232(3)(4)           5.1%
 220 Sansome Street, Suite 400
 San Francisco, CA 94104 .....................

Keith A. Benson ..............................         10,800(4)                *

Thomas D. Gleason ............................        118,500(4)              4.5%

Gerald E. Magnuson ...........................         17,800(4)                *

Mark B. Vittert ..............................         87,808(4)              3.4%

David E. Berg ................................         83,720(4)              3.2%

James S. Bury ................................         43,810(4)              1.7%

Cynthia L. Boeddeker .........................         16,500(4)                *

Alan W. Kosloff ..............................          1,000(4)                *

Timothy C. Klouda ............................        123,446                 4.8%
All Directors, nominees and Executive Officers
 as a Group (10 persons) .....................        636,616(4)             23.7%

------------------
*Less than 1%

(1)  Based on a Schedule 13G filed with the Securities and Exchange Commission.

(2) The Clark Estates, Inc. provides administrative assistance to a number of Clark family accounts which beneficially own an aggregate 196,281 shares of the Company's Common Stock, including The Clark Foundation, which owns 95,390 shares. The Clark Estates, Inc. has, or in certain instances shares, voting power and/or dispositive power with respect to such shares. The Clark Estates, Inc. has no remainder or other economic interest in such trust or fiduciary accounts.

(3) Mr. Anderson shares voting and dispositive power with respect to 67,732 shares acquired by Anderson Capital Management, Inc. ("ACM") as agent for its investment advisory clients and, accordingly, Mr. Anderson may be deemed to be the beneficial owner of such shares. Mr. Anderson disclaims beneficial ownership of those shares and 6,500 of the shares represented as beneficially owned by him which are owned by his wife.

(4) Includes 27,500 shares for Mr. Gleason, 7,000 shares for each of Messrs. Anderson, Magnuson, Benson and Vittert, 9,500 shares for Ms. Boeddeker, 21,500 shares for Mr. Berg, 13,000 shares for Mr. Bury, 1,000 for Mr. Kosloff and 100,500 shares for all directors and executive officers as a group which may be acquired within sixty days of the date hereof upon the exercise of outstanding stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by the reporting persons during the fiscal year ended January 2, 1999, except that late Forms 5 were filed for the option grants to Messrs. Anderson, Benson, Gleason, Berg, Bury, Magnuson, Vittert and Ms. Boeddeker.


REORGANIZATION

     On July 3, 1991, the Company filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code, together with a Plan of Reorganization and a Disclosure Statement, with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1991 and became effective as of October 29, 1991 (the "Reorganization"). Pursuant to the Reorganization, holders of the Company's Common Stock received one new share of Common Stock for every 25 shares of their then existing Common Stock surrendered and the Company issued or committed to issue in excess of 1,773,000 new shares of Common Stock to creditors in satisfaction of indebtedness in excess of $53,000,000.

     In connection with the Reorganization, in order to reduce the risk that any change in the stock ownership of the Company may jeopardize certain Federal income tax attributes of the Company, the Company's Certificate of Incorporation was amended to limit the ability of persons beneficially owning, or who, upon acquisition of any shares, would beneficially own, five percent (5%) or more of the total fair market value of outstanding shares of Common Stock of the Company (a "5% Holder"). Until October 29, 1993, no 5% Holder was permitted to sell, transfer or dispose or contract to sell, transfer or dispose any shares of Common Stock or options, warrants or other rights to acquire Common Stock, except in accordance with the procedures described in Article V of the Certificate of Incorporation. Until October 29, 2001, no 5% Holder may purchase or acquire or contract to purchase shares of Common Stock, except in accordance with the procedures described in Article V, and any such purchase, acquisition or contract not in compliance with Article V shall be null and void.


                                 PROPOSAL NO. 2
                         APPROVAL OF THE 1999 STOCK PLAN

GENERAL INFORMATION

     On February 22, 1999, the Company's Board of Directors approved the Company's 1999 Stock Plan (the "1999 Plan"), subject to approval by the shareholders. The purpose of the 1999 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1999 Plan authorizes the granting of awards in the form of stock options and restricted stock and is substantially identical to the 1991 Stock Plan.

     There are 120,000 shares of Common Stock available for issuance under the 1999 Plan. The Board of Directors has approved the 1999 Stock Plan in part because as of March 20, 1999, the Company's existing 1991 Stock Plan had only 15,804 shares remaining for issuance.


SUMMARY OF THE 1999 PLAN

     ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as selected consultants under contract to the Company and directors are eligible to be granted awards under the 1999 Plan. The 1999 Plan is administered by the Board, or in its discretion, by a committee of at least two "non-employee directors" who are also "outside directors," as defined in the 1999 Plan (the "Committee"), who shall be appointed by the Board. The Board of Directors has established a Stock Grant Subcommittee, currently comprised of Messrs. Keith A. Benson and Mark B. Vittert, for the purpose of granting awards under the 1999 Plan. The term "Board" as used in this section refers to the Company's Board of Directors or the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1999 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1999 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1999 Plan. The Board may also substitute new options under the 1999 Plan for options previously granted under the 1999 Plan or any previous stock option plan of the Company, provided, however, that the exercise price of any such substitute option shall not be lower than the exercise price of the previously granted option without shareholder approval.


AWARDS UNDER THE 1999 PLAN

     EMPLOYEE STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1999 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The Committee may, in its sole discretion, permit optionees to pay the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

     Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised by the legal representative of the estate or the optionee's legatee for a period of nine months or until the expiration of the stated term of the option, whichever is less. The same time period applies if the participant is terminated by reason of disability. Following retirement, a participant's stock options may be exercised by the participant for a period of three months or until the expiration of the stated term of the option whichever is less. If the participant's employment is terminated for any reason other than death, disability or retirement, the participant's stock options immediately terminate. In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

     No incentive stock options shall be granted under the 1999 Plan after February 22, 2009. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. There is an annual cap of 50,000 on the number of shares granted to an optionee. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1999 Plan may be less than 100% of the fair market value of the Common Stock on the date of grant.

     RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient.

     The restricted stock granted under the 1999 Plan will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends. Unless and until any restrictions on the shares shall have lapsed, participants shall have no right to sell, transfer, pledge or assign the restricted stock awarded under the 1999 Plan. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse ten (10) business days prior to the occurrence of a dissolution, merger or other significant corporate change in the Company, as provided in the 1999 Plan. Except as otherwise provided in the award agreement, upon termination of employment of a participant voluntarily by the employee or for Cause (as defined therein), all such shares with respect to which restrictions have not lapsed will be forfeited by the participant, subject to the right of the Committee to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Committee. If employment is terminated for any other reason, all remaining restrictions on the shares shall immediately lapse and complete beneficial ownership of the shares shall vest in the employee or, if applicable, his or her estate.

     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

     STOCK OPTIONS OF DIRECTORS WHO ARE NOT EMPLOYEES. The 1999 Plan provides for the annual, automatic granting of a defined number of options to directors who are not employees of the Company. Such options are granted to each director who is not an employee of the Company and who (i) is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders or (ii) is serving an unexpired term as director on the date of an annual meeting at which any other director is elected. Each such person shall, as of the date of such annual meeting, automatically receive a non-qualified option to purchase 1,000 shares of Common Stock with the option price equal to the fair market value of the Company's Common Stock on such date. These options will have five-year terms and will be exercisable at any time from the date of grant. The purchase price, payment terms, transfer restrictions and other similar provisions of employee stock options apply to these stock options. Directors who are not employees may also be granted discretionary stock options and restricted stock awards under the 1999 Plan. In the event that discretionary stock options or restricted stock awards are granted to members of the Committee, such awards must be granted by the Board of Directors.

     GENERAL PROVISIONS. The Board may, at the time of any grant under the 1999 Plan, provide that the shares received under the 1999 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for Cause (as defined in the 1999 Plan), the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.


FEDERAL INCOME TAX CONSEQUENCES

     STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

     If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be taxed at the individual's applicable ordinary income tax rate.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. If, however, an optionee is subject to Section 16(b) of the 1934 Act (i.e., is an executive officer, director or 10% shareholder of the Company) and the optionee exercises the option within six months after the date the option was granted, he or she will not realize taxable compensation income until six months after the grant of the non-qualified stock option. In such event, the amount of the optionee's compensation income will equal the difference between the aggregate option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of grant. An optionee who is subject to Section 16(b) may, however, elect under
Section 83(b) of the Code to be taxed at the time of exercise of a non-qualified stock option in the same manner as an optionee who is not subject to Section 16(b). In any event, the Company is entitled to a tax deduction to the extent, and at the time, that the optionee realizes compensation income.

     Upon the exercise of a non-qualified stock option, the 1999 Plan requires the optionee to pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. Under the 1999 Plan, the Board may grant options that permit the optionee to elect to satisfy withholding tax requirements associated with the exercise of an option by authorizing the Company to retain from the number of shares that would otherwise be deliverable to the optionee that number of shares having an aggregate fair market value equal to the tax required to be withheld. The Company then would pay the tax liability from its own funds.

     RESTRICTED STOCK. The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company. If the shares are transferable or there are no such restrictions, the participant would recognize compensation income when any such restrictions lapse. The amount of such income will be the value of the Common Stock on that date less any amount paid for the shares. Dividends paid on the Common Stock and received by the participant during the restricted period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the participant as compensation income, and the Company is entitled to a corresponding deduction. Dividends on the stock are then taxable to the participant and are no longer deductible by the Company.

     Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of Common Stock having an aggregate fair market value equal to the amount required to be withheld. The Company would pay the tax liability from its own funds.


VOTE REQUIRED

     Shareholder approval of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote.


                       THE BOARD OF DIRECTORS RECOMMENDS A
                   VOTE "FOR" APPROVAL OF THE 1999 STOCK PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the independent public accountants for the Company for fiscal 1998 and have been selected to act in such capacity for fiscal 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Company's 2000 Annual Meeting of Shareholders is expected to be held on or about May 17, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about April 3, 2000. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 6, 1999. In addition, if the Company receives notice of a separate shareholder after February 23, 2000, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named as proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.


                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


                                     GENERAL

     The Company's Annual Report to Shareholders for the fiscal year ended January 2, 1999 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission by writing to: PremiumWear, Inc., 5500 Feltl Road, Minnetonka, MN 55343.


                                        By Order of the Board of Directors,


                                        /s/ John R. Houston


                                        John R. Houston, SECRETARY

                                PREMIUMWEAR, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             WEDNESDAY, MAY 19, 1999
                                   3:30 P.M.

                             AT RADISSON HOTEL SOUTH
                            7800 NORMANDALE BOULEVARD
                              BLOOMINGTON, MN 55439





PREMIUMWEAR, INC.
5500 FELTL ROAD
MINNETONKA, MN 55343                                                       PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 19, 1999 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of PremiumWear, Inc. you hold will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint C. Derek Anderson and Gerald E. Magnuson as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                          ----------------------
                                                           COMPANY #
                                                           CONTROL #
                                                          ----------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. TELEPHONE AND INTERNET VOTING ARE PERMITTED UNDER DELAWARE LAW.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
*  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/pwa/ -- QUICK *** EASY *** IMMEDIATE

*  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PremiumWear, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.





      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE




  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.

1. Election of directors:  01 Keith A. Benson             [ ] Vote FOR        [ ] Vote WITHHELD
                           02 Thomas D. Gleason               all nominees        from all nominees
                           03 Alan W. Kosloff
                           04 David E. Berg
                           05 Timothy C. Klouda

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|


2. Adoption of the PremiumWear, Inc. 1999 Stock Plan.     [ ] For       [ ] Against      [ ] Abstain

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE PROXIES,
ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [ ]                               Dated: _________________________, 1999.
Indicate changes below:

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box
                                                      Please sign exactly as your name(s) appear on Proxy.
                                                      If held in joint tenancy, all persons must sign.
                                                      Trustees, administrators, etc., should include title
                                                      and authority. Corporations should provide full name
                                                      of corporation and title of authorized officer
                                                      signing the proxy.
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